UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the events described in Item 8.01 below, on June 19, 2009, CallWave, Inc., a Delaware corporation (the “Company”), filed a Form 25 with the Securities and Exchange Commission to voluntarily withdraw its common stock from listing on the NASDAQ Global Market and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On June 29, 2009, the Company held a special meeting of stockholders. At the special meeting, a majority of outstanding shares of the Company’s common stock, $0.0001 par value per share, adopted and approved amendments to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-5,000 (the “Reverse Stock Split”), followed immediately by a 5,000-for-1 forward stock split of the shares of common stock (the “Forward Stock Split”). The amendments were adopted and approved with (a) 8,580,291 shares of common stock voting in favor of the Reverse Stock Split, 917,691 shares voting against the Reverse Stock Split, 24,018 shares abstaining and 864,034 shares not voted at the meeting, and (b) 8,557,581 shares of common stock voting in favor of the Forward Stock Split, 924,856 shares voting against the Forward Stock Split, 39,563 shares abstaining and 864,034 shares not voted at the meeting.

Also on June 29, 2009, the Company filed Certificates of Amendment with the State of Delaware to effect the Reverse Stock Split followed immediately by the Forward Stock Split (together, the “Split Transaction”), both effective June 29, 2009. As a result of the Split Transaction, the holders of fewer than 5,000 shares prior to the Reverse Stock Split that would otherwise be entitled to receive fractional shares of less than one share pursuant to the Reverse Stock Split will be cashed out and the fractional shares that would otherwise have resulted from the Reverse Stock Split represent solely the right to receive cash in the amount of $1.15 per whole share of common stock held immediately prior to the effectiveness of the Reverse Stock Split. Holders of 5,000 or more shares prior to the Split Transaction will continue to hold the same number of shares after giving effect to the Split Transaction.

The Company will file a Form 15 with the Securities and Exchange Commission (the “Commission”) and cease reporting as a public company.

For a more detailed discussion of the Split Transaction, please see the definitive Proxy Statement of the Company, filed June 9, 2009 with the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment, filed June 29, 2009, to effect a 1-for-5,000 reverse stock split

3.2	Certificate of Amendment, filed June 29, 2009, to effect a 5,000-for-1 forward stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: June 29, 2009	By:	/s/ Jeffrey M. Cavins
Jeffrey M. Cavins
Chief Executive Officer

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